Exhibit 99.1

MedAssets Reports Third Quarter and Nine Month 2012 Financial Results

ATLANTA--(BUSINESS WIRE)--October 30, 2012--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its third quarter and nine-month periods ended September 30, 2012. Third quarter results are summarized in the table below:

($ in millions, except per share)	3Q-12	3Q-11	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$99.1	$90.4	9.6%
Revenue Cycle Management (RCM)	64.3	53.1	21.1
Total Net Revenue	163.4	143.6	13.9%
Non-GAAP acquisition-related purchase
accounting revenue adjustments [a]	--	0.2	nm
Total non-GAAP Net Revenue [b]	163.4	143.7	13.7%
Net income (loss)	5.5	(1.0)	nm
Earnings (loss) per share (EPS) – diluted	0.09	(0.02)	nm
Non-GAAP adjusted EBITDA	57.0	45.2	26.0%
Non-GAAP adjusted EPS - diluted	$0.32	$0.26	23.1
Weighted average shares - diluted [c]	59.5	57.4	3.7%

(a) Non-GAAP acquisition-related purchase accounting revenue adjustments reflect net revenue that would have been recognized after completion of the Broadlane acquisition if not for the GAAP-related purchase accounting revenue adjustments. A detailed explanation is provided under “Use of Non-GAAP Financial Measures” following the accompanying financial schedules.

(b) Column amounts may not add to total amount due to rounding.

(c) Given the Company’s net loss for the three months ended September 30, 2011, basic and fully diluted weighted average shares are the same for EPS and non-GAAP adjusted EPS.

Net Revenue

Third Quarter

Total net revenue for the third quarter of 2012 increased 13.9% to $163.4 million from $143.6 million in the third quarter of 2011. Comparing period-over-period organic growth, total net revenue of $163.4 million in the third quarter of 2012 increased 13.7% from total non-GAAP net revenue of $143.7 million (including non-GAAP acquisition-related purchase accounting revenue adjustments) in the third quarter of 2011. Net revenue in the SCM segment grew 9.4% to $99.1 million from non-GAAP net revenue of $90.6 million in the third quarter of 2011 primarily due to continued growth in group purchasing-related net administrative fees as well as the recognition of certain guarantee-related revenue and performance fees. Net revenue in the RCM segment increased 21.1% to $64.3 million from $53.1 million in the third quarter of 2011 as technology-related revenue grew 14.5%, due to growth in subscription fees from multiple products, while services-related revenue increased 36.8% from growth in both new and existing clients.

Nine-Month Period

Total net revenue for the first nine months of 2012 increased 13.0% to $476.3 million from $421.5 million in the first nine months of 2011. Comparing period-over-period organic growth, total net revenue of $476.3 million in the first nine months of 2012 increased 11.4% from total non-GAAP net revenue of $427.7 million in the first nine months of 2011. Net revenue in the SCM segment grew 10.2% to $294.5 million from non-GAAP net revenue of $267.1 million in the first nine months of 2011. Net revenue from the RCM segment increased 13.2% to $181.8 million from $160.6 million in the first nine months of 2011 as technology-related revenue grew 13.0% and services-related revenue increased 13.8%.

Non-GAAP Adjusted EBITDA

Third Quarter

Total non-GAAP adjusted EBITDA was $57.0 million, or 34.9% of total net revenue, in the third quarter of 2012, a 26.0% increase over total non-GAAP adjusted EBITDA of $45.2 million, or 31.4% of total non-GAAP net revenue, in the third quarter of 2011.

Nine-Month Period

In the first nine months of 2012, total non-GAAP adjusted EBITDA was $152.4 million, or 32.0% of total net revenue, a 16.8% increase over total non-GAAP adjusted EBITDA of $130.4 million, or 30.5% of total non-GAAP net revenue, in the first nine months of 2011.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Third Quarter

Net income in the third quarter of 2012 was $5.5 million, or $0.09 per share, versus a net loss of $1.0 million, or a loss of $0.02 per share, in the third quarter of 2011.

Non-GAAP adjusted EPS, defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis, increased 23.1% to $0.32 per share in the third quarter of 2012, versus non-GAAP adjusted EPS of $0.26 per share in the third quarter of 2011.

Nine-Month Period

Net income in the first nine months of 2012 was $7.5 million, or $0.13 per share, versus a net loss of $19.6 million, or a loss of $0.34 per share, in the first nine months of 2011. The first nine months of 2011 was impacted by acquisition and integration-related expenses associated with the purchase of Broadlane in November 2010.

Non-GAAP adjusted EPS was $0.84 per share in the first nine months of 2012, a 27.3% increase over non-GAAP adjusted EPS of $0.66 per share in the first nine months of 2011.

Cash Flow and Capital Resources

Cash provided by operating activities in the first nine months of 2012 was $107.7 million, a 42.3% increase from $75.7 million in the first nine months of 2011. The Company’s balance sheet at September 30, 2012 included $890.7 million in total bank and bond debt, net of cash and cash equivalents. The Company prepaid $30 million of bank debt in the third quarter along with its scheduled principal payments, in addition to $25 million in prepayments earlier in the year. Total net debt equates to leverage of approximately 4.3 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

Updated 2012 Financial Guidance

MedAssets raised its full-year 2012 net revenue guidance and narrowed its adjusted EBITDA and EPS guidance, as follows:

($ in millions, except per share)	FY 2012	Y-Y % change
Net Revenue:
SCM segment	$389.5 – 394.5	5.2 - 6.6%
RCM segment	241.5 – 244.5	12.7-14.1
Total Net Revenue	633.0 - 637.0	8.3 - 9.0
Non-GAAP adjusted EBITDA	200.0 - 206.0	8.6-11.9%
GAAP EPS – diluted	0.14 - 0.21	nm
Non-GAAP adjusted EPS – diluted	$1.07 - 1.13	8.1-14.1%

Non-GAAP Contracted Revenue

At September 30, 2012, MedAssets rolling 12-month non-GAAP contracted revenue estimate was $603.4 million (SCM segment - $370.6 million; RCM segment - $232.8 million), a year-over-year increase of 7.5%. Non-GAAP contracted revenue is the Company’s estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

Conference Call Information

Time/Date: 5:00 p.m. ET today, Tuesday, October 30, 2012
Phone: 866-200-6965 (or 646-216-7221 for international/local callers), PIN code 77897238
Webcast: http://ir.medassets.com, “Events & Presentations” page; Archive will be available for over 30 days
Replay: Call 866-206-0173 or 646-216-7204 (PIN code 276968)

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing revenue cycle, spend and clinical resource management solutions that help capture revenue, control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 4,200 hospitals and 100,000 non-acute healthcare providers. The company currently manages $48 billion in supply spend and touches over $340 billion in gross patient revenue annually through its revenue cycle solutions. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; acquisition-related purchase accounting revenue adjustments; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2012 financial guidance, revenue growth and other financial projections and forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with acquisitions. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change
Revenue:
Administrative fees, net	$68,641	$62,635	9.6%	$200,752	$179,032	12.1%
Other service fees	94,800	80,923	17.1%	275,589	242,459	13.7%

Total net revenue	163,441	143,558	13.9%	476,341	421,491	13.0%

Operating expenses:
Cost of revenue	34,570	29,528	17.1%	100,583	90,571	11.1%
Product development expenses	7,217	6,771	6.6%	20,777	19,646	5.8%
Selling and marketing expenses	12,983	12,853	1.0%	46,709	43,454	7.5%
General and administrative expenses	55,167	53,196	3.7%	165,577	149,107	11.0%
Acquisition and integration-related expenses	1,535	3,742	-59.0%	4,812	22,713	-78.8%
Depreciation	7,721	5,507	40.2%	21,416	16,414	30.5%
Amortization of intangibles	17,840	20,228	-11.8%	55,251	60,700	-9.0%

Total operating expenses	137,033	131,825	4.0%	415,125	402,605	3.1%

Operating income	26,408	11,733	125.1%	61,216	18,886	224.1%
Other income (expense):
Interest expense	(16,672)	(17,818)	-6.4%	(50,722)	(53,942)	-6.0%
Other income	114	2,490	nm	449	2,770	nm

Income (loss) before income taxes	9,850	(3,595)	nm	10,943	(32,286)	nm
Income tax expense (benefit)	4,386	(2,612)	nm	3,467	(12,645)	nm

Net income (loss)	5,464	(983)	nm	7,476	(19,641)	nm

Basic net income (loss) per share	0.09	(0.02)	nm	0.13	(0.34)	nm

Diluted net income (loss) per share	$0.09	$(0.02)	nm	$0.13	$(0.34)	nm

Weighted average shares — basic	57,693	57,410		57,239	57,334
Weighted average shares — diluted	59,513	57,410	3.7%	58,896	57,334	2.7%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
In 000s, except share and per share amounts	2012	2011

ASSETS
Current assets
Cash and cash equivalents	$8,234	$62,947
Accounts receivable, net of allowances of $3,258 and $3,891 as of September 30, 2012 and December 31, 2011
	94,884	104,039
Deferred tax asset, current	16,291	15,434
Prepaid expenses and other current assets	21,088	18,488

Total current assets	140,497	200,908

Property and equipment, net	119,909	101,471
Other long term assets
Goodwill	1,027,847	1,027,847
Intangible assets, net	347,703	403,371
Other	55,027	61,381
Other long term assets	1,430,577	1,492,599

Total assets	$1,690,983	$1,794,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,779	$21,185
Accrued revenue share obligation and rebates	71,477	70,906
Accrued payroll and benefits	28,971	33,265
Other accrued expenses	22,870	17,811
Current portion of deferred revenue	51,179	48,459
Deferred purchase consideration	-	120,136
Current portion of notes payable	6,350	6,350
Current portion of finance obligation	228	213

Total current liabilities	196,854	318,325

Notes payable, less current portion	567,538	572,300
Bonds payable	325,000	325,000
Finance obligation, less current portion	9,108	9,287
Deferred revenue, less current portion	14,038	14,148
Deferred tax liability	130,263	129,635
Other long term liabilities	10,378	7,670

Total liabilities	1,253,179	1,376,365

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 58,841,000 and 57,857,000 shares issued and outstanding as of September 30, 2012 and December 31, 2011
	588	579
Additional paid in capital	683,245	670,618
Accumulated other comprehensive loss	(4,982)	(4,061)
Accumulated deficit	(241,047)	(248,523)

Total stockholders’ equity	437,804	418,613

Total liabilities and stockholders’ equity	$1,690,983	$1,794,978

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended
In 000s	September 30,	September 30,
	2012	2011

Operating activities:
Net income (loss)	$7,476	$(19,641)

Adjustments to reconcile net income (loss) from continuing
operations to net cash provided by operating activities:
Bad debt expense	485	781
Depreciation	22,769	17,231
Amortization of intangibles	55,668	61,117
Loss on sale of assets	370	116
Non-cash stock compensation expense	7,796	2,945
Excess tax benefit from exercise of equity awards	(1,191)	(1,814)
Amortization of debt issuance costs	5,705	5,583
Noncash interest expense, net	392	2,974
Deferred income tax benefit	(441)	(17,203)

Changes in assets and liabilities	8,652	23,598

Cash provided by operating activities	107,681	75,687

Investing activities:
Purchases of property, equipment, and software	(11,779)	(7,592)
Capitalized software development costs	(31,045)	(18,847)

Cash used in investing activities	(42,824)	(26,439)

Financing activities:
Borrowings from revolving credit facility	90,000	-
Repayment of notes payable	(94,763)	(54,763)
Repayment of finance obligation	(507)	(496)
Payment of deferred purchase consideration	(120,136)	-
Excess tax benefit from exercise of equity awards	1,191	1,814
Issuance of common stock, net of offering costs	5,245	1,796
Purchase of treasury shares	(600)	(781)

Cash used in financing activities	(119,570)	(52,430)

Net decrease in cash and cash equivalents	(54,713)	(3,182)
Cash and cash equivalents, beginning of period	62,947	46,836

Cash and cash equivalents, end of period	$8,234	$43,654

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended September 30,
	2012		2011 [d]			% Change
Non-GAAP gross administrative fees	$109,335		$96,649			13.1%
Other service fees	94,800		80,933			17.1%
Non-GAAP gross fees	204,135	RSO %	177,582	RSO %		15.0%
Non-GAAP revenue share obligation (RSO)	(40,694)	37.2%	(33,842)	35.0%		20.2%
Total net revenue	$163,441		$143,740			13.7%

In 000s
	Nine Months Ended September 30,
	2012		2011 [e]			% Change
Non-GAAP gross administrative fees	$321,351		$289,929			10.8%
Other service fees	275,589		244,042			12.9%
Non-GAAP gross fees	596,940	RSO %	533,971	RSO %		11.8%
Non-GAAP RSO	(120,599)	37.5%	(106,235)	36.6%		13.5%
Total net revenue	$476,341		$427,736			11.4%

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended September 30,
	2012		2011		% Change
Net revenue
Spend and Clinical Resource Management ("SCM")	$99,112		$90,438		9.6%
Revenue Cycle Management ("RCM")	64,329		53,120		21.1%
Total net revenue	163,441		143,558		13.9%
Non-GAAP acquisition-related purchase accounting
revenue adjustments [d]	-		182
Total non-GAAP net revenue	$163,441		$143,740		13.7%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$46,340	46.8%	$42,543	46.9%	8.9%
RCM	17,835	27.7%	9,928	18.7%	79.6%
Corporate	(7,210)		(7,266)		-0.8%
Total non-GAAP Adjusted EBITDA	56,965	34.9%	45,205	31.4%	26.0%

In 000s	Nine Months Ended September 30,
	2012		2011		% Change
Net revenue
SCM	$294,492		$260,884		12.9%
RCM	181,849		160,607		13.2%
Total net revenue	476,341		421,491		13.0%
Non-GAAP acquisition-related purchase accounting
revenue adjustments [e]	-		6,245
Total non-GAAP net revenue	$476,341		$427,736		11.4%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$132,846	45.1%	$116,048	44.5%	14.5%
RCM	41,532	22.8%	35,649	22.2%	16.5%
Corporate	(22,001)		(21,269)		3.4%
Total non-GAAP Adjusted EBITDA	152,377	32.0%	130,428	30.5%	16.8%

(d) Figures for the three months ended September 30, 2011 include acquisition-related purchase accounting revenue adjustments of $0.2 million, which represents the net amount of: (i) approximately $0.3 million in gross administrative fees primarily based on vendor reporting received from July 1, 2011 through September 30, 2011 relating to purchases made prior to the acquisition date, and (ii) a corresponding revenue share obligation of $0.1 million relating to the same period. There were no related adjustments for the three month period ended September 30, 2012.

(e) Figures for the nine months ended September 30, 2011 include acquisition-related purchase accounting revenue adjustments of $6.2 million, which represents the net amount of: (i) approximately $9.4 million in gross administrative fees and $1.6 million in other service fees primarily based on vendor reporting received from January 1, 2011 through September 30, 2011 relating to purchases made prior to the acquisition date, and (ii) a corresponding revenue share obligation of $4.8 million relating to the same period. There were no related adjustments for the nine month period ended September 30, 2012.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss)	$5,464	$(983)	$7,476	$(19,641)

Depreciation	7,721	5,507	21,416	16,414
Depreciation (included in cost of revenue)	536	306	1,353	815
Amortization of intangibles, acquisition-related	17,840	20,228	55,251	60,700
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	139	417	417
Interest expense, net	16,672	17,818	50,717	53,928
Income tax expense (benefit)	4,386	(2,612)	3,467	(12,645)

Non-GAAP EBITDA	$52,758	$40,403	$140,097	$99,988

Share-based compensation	2,781	2,123	7,796	2,945
RCM management restructuring expenses	-	1,204	-	1,204
Rental income from capitalized building lease	(109)	(109)	(328)	(327)
Purchase accounting revenue adjustments	-	182	-	6,245
Acquisition and integration-related expenses	1,535	3,742	4,812	22,713
Insurance settlement	-	(2,340)	-	(2,340)

Non-GAAP Adjusted EBITDA	$56,965	$45,205	$152,377	$130,428

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
In 000s, except per share data	2012	2011	2012	2011

Net income (loss)	$5,464	$(983)	$7,476	$(19,641)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	18,453	20,912	57,088	62,753
Pre-tax non-cash, share-based compensation	2,781	2,123	7,796	2,945
Pre-tax non-cash, acquisition and integration-related expenses	1,535	3,742	4,812	22,713
Pre-tax, RCM management restructuring expenses	-	1,204	-	1,204
Pre-tax, purchase accounting adjustments	-	182	-	6,245
Pre-tax, deferred payment interest expense accretion	-	749	-	2,403
Pre-tax, insurance settlement	-	(2,340)	-	(2,340)
Tax effect on pre-tax adjustments [f]	(9,108)	(10,629)	(27,878)	(38,369)

Non-GAAP adjusted net income	$19,125	$14,960	$49,294	$37,913

Income (Loss) Per Share (EPS) - diluted	$0.09	(0.02)	$0.13	(0.34)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.30	0.36	0.97	1.09
Pre-tax non-cash, share-based compensation	0.05	0.04	0.13	0.06
Pre-tax non-cash, acquisition and integration-related expenses	0.03	0.07	0.08	0.40
Pre-tax, RCM management restructuring expenses	-	0.02	-	0.02
Pre-tax, purchase accounting adjustments	-	-	-	0.11
Pre-tax, deferred payment interest expense accretion	-	0.01	-	0.03
Pre-tax, insurance settlement	-	(0.04)	-	(0.04)
Tax effect on pre-tax adjustments [f]	(0.15)	(0.18)	(0.47)	(0.67)

Non-GAAP adjusted EPS - diluted	0.32	$0.26	0.84	$0.66

Weighted average shares - diluted (in 000s) [g]	59,513	57,410	58,896	57,334

(f) The Company used a tax rate of 40.0% for the three and nine months ended September 30, 2012 and 2011 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(g) Given the Company’s net loss for the three and nine months ended September 30, 2011, basic and fully diluted weighted average shares are the same for EPS and non-GAAP adjusted EPS.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2012 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2012
	(Low)	(High)

Net Income	$8,600	$12,400

Depreciation	29,900	29,900
Depreciation (included in cost of revenue)	1,800	1,800
Amortization of intangibles, acquisition-related	72,700	72,700
Amortization of intangibles, acquisition-related (included in cost of revenue)	600	600
Interest expense, net	66,200	66,400
Income tax expense	4,700	6,700

Non-GAAP EBITDA	184,500	190,500

Share-based compensation	10,300	10,300
Acquisition and integration-related expenses	5,600	5,600
Rental income from capitalized building lease	(400)	(400)

Non-GAAP adjusted EBITDA	$200,000	$206,000

SUPPLEMENTAL 2012 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2012
	(Low)	(High)

Net Income	$8,600	$12,400

EPS - diluted	0.14	0.21

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	1.23	1.23
Pre-tax non-cash, acquisition-related intangible depreciation	0.04	0.04
Pre-tax non-cash, share-based compensation	0.17	0.17
Pre-tax acquisition and integration-related expenses	0.09	0.09

Tax effect on pre-tax adjustments [h]	(0.61)	(0.61)

Non-GAAP adjusted EPS - diluted [i]	$1.07	$1.13

Fully diluted weighted average shares outstanding	59,500	59,500

(h) The Company used a tax rate of 40.0% for the twelve months ended December 31, 2012 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(i) Column amounts may not add to total amount due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In millions	9.30.11	12.31.11	3.31.12	6.30.12	9.30.12

SCM segment	$ 348.3	$ 350.3	$ 356.5	$ 373.1	$ 370.6
RCM segment	213.0	218.4	222.7	230.3	232.8
Total	$ 561.3	$ 568.7	$ 579.2	$ 603.4	$ 603.4

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)
In 000s	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011 [j]
Amount of share-based compensation included in:
Cost of revenue	672	459	1,535	1,053
Product development expense	34	97	123	177
Selling & marketing expense	282	492	1,069	242
General & administrative expense	1,793	1,075	5,069	1,473

Total	$ 2,781	$ 2,123	$ 7,796	$ 2,945

(j) During the three months ended June 30, 2011, we recorded an adjustment of ($6,537) to share-based compensation expense based on our probability assessment of performance achievement relating to certain performance-based restricted stock grants and SSAR grants.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustments; adjusted net income; diluted adjusted EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

Acquisition-related purchase accounting revenue adjustments reflect an estimated reduction of net administrative fee revenue. Under the Company’s revenue recognition policies, administrative fees are recorded as revenue when reported to the Company by vendors. GAAP relating to business combinations required that the Company estimate the amount of client supply purchases (the driver of administrative fee revenue) occurring prior to the Broadlane acquisition closing date and to record the fair value of the administrative fees (the asset) to be received from those purchases as an account receivable and any corresponding revenue share obligation as a liability. As vendor reports were received and cash was collected, the Company did not recognize revenue for these acquisition-related purchase accounting revenue adjustments.

The Company defines adjusted net income as net income excluding non-cash acquisition-related intangible amortization and depreciation, and non-recurring expense items on a tax-adjusted basis, non-cash shared-based compensation and certain acquisition and integration-related expenses on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and depreciation, and non-recurring expense items, non-cash shared-based compensation and certain acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from the Company's operations, and by assessing organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation historically has been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets, Inc.
Robert Borchert, 678-248-8194
rborchert@medassets.com